Fidelity & Guaranty Life Reports First Quarter Fiscal 2015 Results

•	Reported net income of $14.1 million for the first fiscal quarter

•	Fixed indexed annuity sales of $648 million, up 115% over prior year period

•	Average assets under management increased 9% over prior year; net investment spread at 2.87% for fixed indexed annuities

DES MOINES, Iowa: February 4, 2015 -- Fidelity & Guaranty Life (NYSE: FGL), a leading provider of annuities and life insurance, today reported net income of $14.1 million or $0.24 per diluted common share for the first quarter of fiscal 2015 ended on December 31, 2014(1). The company reported adjusted operating income of $27.1 million, or $0.46 per diluted share, in the fiscal first quarter, compared to adjusted operating income of $25.0 million or $0.51 per diluted share, in the prior year period.
“The Company has once again delivered strong financial performance in the first fiscal quarter. Sales of our core products, fixed indexed annuities and indexed universal life, achieved significant period over period growth rates," said Lee Launer, Chief Executive Officer of FGL. “We continue to see growth opportunities as we expand our product suite and increase fixed indexed annuity sales through our independent marketing organizations.”
"I’m pleased that 2015 has begun strongly and that the top and bottom lines are meeting our expectations," said Phillip J. Gass, Chairman of FGL.  "The results reflect steady progression of adjusted operating income to $27 million and our achieving a strong average earned yield, despite a tough interest rate environment. We continue to demonstrate our ability to successfully scale the business significantly, while prudently managing the investment portfolio. Furthermore, our strong balance sheet, and available deployable capital, position us well to benefit from ongoing market volatility."

First Quarter Fiscal 2015 Highlights:

•	Sales of fixed indexed annuities ("FIA's") were $647.5 million in the current period, a 115% increase over the same period last year and a 42% increase sequentially.

•	Indexed universal life sales increased 34% over the prior year and 20% sequentially.

•	After-tax adjusted operating income ("AOI") was $27.1 million; an increase of 8% year over year.

•	During the quarter, we repurchased 38,724 shares of common stock under our share repurchase program at an average price of $24.48, leaving 461,276 authorized for repurchase.

•
GAAP book value per share at December 31, 2014 was $28.37, up 27% year over year. GAAP book value per share excluding accumulated other comprehensive income (“AOCI”) was $22.49, an increase of 9% year over year.

Summary Financial Results (Unaudited)

	Three months ended December 31,
(In millions, except per share data)	2014	2013
Annuity sales (3)	$902.6	$540.4
Average assets under management (4)	$17,265.5	$15,802.7
FIA Net investment spread (2)	2.87%	2.62%
Net income	$14.1	$42.7
Net income per diluted share	$0.24	$0.87
Adjusted operating income (“AOI”) (3)	$27.1	$25.0
AOI per diluted share (3)	$0.46	$0.51
Weighted average basic shares	58.3	49.1
Weighted average diluted shares	58.5	49.3
Total common shares outstanding	58.7	58.3
Book value per share (5)	$28.4	$22.4
Book value per share, excluding AOCI (5) (6)	$22.5	$20.6
See footnotes on page 6.

Annuity Sales Momentum Remains Robust
Sales of our core fixed indexed annuity product were $647.5 million in the current period, an increase of 115% over the prior year and a 42% increase sequentially. The strong sales growth is attributable to ongoing marketing efforts to increase sales penetration with our existing distribution partners. In addition, new products introduced in 2014 to expand our product suite contributed $352.6 million, or 54% to the FIA sales growth over the prior year period. Total annuity sales were $902.6 million for the first quarter, an increase of 67% compared to $540.4 million in the first quarter of 2014.
Indexed universal life sales in the quarter were $6.7 million, an increase of 34% compared to $5.0 million last year. The current period results reflect the Company's ongoing efforts to increase sales through existing product enhancements and new products offered through its network of independent marketing organizations.

Investment Portfolio Continues To Perform Amid a Challenging Rate Environment
Asset purchases during the quarter were $742.0 million at an average yield of 5.21%. The average earned yield on the total portfolio in the quarter was 4.83% compared to 4.64% for the same period last year. Net investment income was $208.4 million for the first quarter 2015, an increase of 14% compared to $183.4 million for the same period last year. Growth in net investment income is due to the combination of higher overall portfolio yields from repositioning activities completed last year, and growth in average assets under management of $1.5 billion from strong new business sales and stable retention trends. The average NAIC rating for the investment portfolio was approximately 1.5 in both periods.

Earnings Performance
FGL reported net income of $14.1 million for the first quarter 2015 compared to $42.7 million for the first quarter 2014. Adjusted operating income in the current period was $27.1 million compared to $25.0 million in the same period last year. The current period results included $3 million of favorable reserve adjustments, most of which was mortality related within the immediate annuity product line. This favorable impact was offset by $2 million expense related to legacy compensation plans and $1 million of project related expenses. Results in the prior period included $10 million of favorable DAC unlocking benefits partially offset by a $4 million of expense related to legacy compensation plans. The table below reconciles after-tax reported net income to adjusted operating income.

(In millions, all amounts are after tax)	Three months ended December 31,
Reconciliation from Net Income to AOI(3):	2014	2013	Increase (decrease)
Net Income	$14.1	$42.7	$(28.6)
Effect of investment (gains) losses, net of offsets	2.2	(6.4)	8.6
Effect of change in FIA embedded derivative discount rate, net of offsets	20.0	(13.9)	33.9
Effect of change in fair value of reinsurance related embedded derivative, net of offsets	(8.7)	2.6	(11.3)
Effects of class action litigation reserves, net of offsets	(0.5)	—	(0.5)
Residual net income of distributed subsidiaries	—	—	—
AOI	$27.1	$25.0	$2.1
See footnotes on page 6.

FIDELITY & GUARANTY LIFE AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions, except share data)

	December 31, 2014	September 30, 2014
	(Unaudited)
ASSETS
Investments:
Fixed maturities securities, available-for-sale, at fair value (amortized cost: December 31, 2014 - $17,172.2; September 30, 2014 - $16,691.9)	$17,910.4	$17,434.6
Equity securities, available-for-sale, at fair value (amortized cost: December 31, 2014 - $640.7; September 30, 2014 - $679.0)	657.9	697.7
Derivative investments	306.2	296.3
Commercial mortgage loans	206.8	136.2
Other invested assets	253.3	236.7
Total investments	19,334.6	18,801.5
Related party loans	93.2	112.7
Cash and cash equivalents	555.5	576.4
Accrued investment income	163.8	181.8
Reinsurance recoverable	3,728.6	3,664.8
Intangibles, net	592.6	515.0
Deferred tax assets	132.4	137.4
Other assets	150.9	163.1
Total assets	$24,751.6	$24,152.7

LIABILITIES AND SHAREHOLDERS' EQUITY

Contractholder funds	$17,160.1	$16,463.5
Future policy benefits	3,483.8	3,504.3
Funds withheld for reinsurance liabilities	1,376.0	1,330.8
Liability for policy and contract claims	67.8	58.1
Debt	300.0	300.0
Other liabilities	698.5	836.8
Total liabilities	23,086.2	22,493.5

Shareholders' equity:
Preferred stock ($.01 par value, 50,000,000 shares authorized, no shares issued at December 31, 2014)	$—	$—
Common stock ($.01 par value, 500,000,000 shares authorized, 58,702,042 issued and outstanding at December 31, 2014; 58,442,721shares issued and outstanding at September 30, 2014)	0.6	0.6
Additional paid-in capital	703.7	702.1
Retained earnings	617.2	606.9
Accumulated other comprehensive income	345.2	349.6
Treasury Stock, at cost (51,115 shares at December 31, 2014; no shares at September 30, 2014)	(1.3)	—
Total shareholders' equity	1,665.4	1,659.2
Total liabilities and shareholders' equity	$24,751.6	$24,152.7

FIDELITY & GUARANTY LIFE AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)

	Three months ended
	December 31, 2014	December 31, 2013
	(Unaudited)
Revenues:
Premiums	$11.6	$13.7
Net investment income	208.4	183.4
Net investment gains	58.5	123.4
Insurance and investment product fees and other	19.8	15.6
Total revenues	298.3	336.1
Benefits and expenses:
Benefits and other changes in policy reserves	223.7	216.9
Acquisition and operating expenses, net of deferrals	29.2	26.0
Amortization of intangibles	16.2	22.9
Total benefits and expenses	269.1	265.8
Operating income	29.2	70.3
Interest expense	(5.9)	(5.6)
Income before income taxes	23.3	64.7
Income tax expense	9.2	22.0
Net income	$14.1	$42.7

Net income per common share:

Basic	$0.24	$0.87
Diluted	$0.24	$0.87
Weighted average common shares used in computing net income per common share:
Basic	58.3	49.1
Diluted	58.5	49.3

Cash dividend per common share	$0.065	$0.915

RECONCILIATION OF BOOK VALUE PER SHARE EXCLUDING AOCI

(In millions, except per share data)	December 31, 2014	September 30, 2014
Reconciliation to total shareholder's equity:
Total shareholder's equity	$1,665.4	$1,659.2
Less: AOCI	345.2	349.6
Total shareholder's equity excluding AOCI	$1,320.2	$1,309.6

Total shares outstanding	58.7	58.4
Weighted average shares outstanding - basic	58.3	56.0
Weighted average shares outstanding - diluted	58.5	56.0

Book value per diluted share	$28.5	$29.6
Book value per diluted share, excluding AOCI(7)	$22.6	$23.4

RECONCILIATION OF ADJUSTED OPERATING ROE

(In millions)	December 31, 2014	December 31, 2013
Reconciliation to total shareholder's equity:
Total shareholder's equity(5)	$1,665.4	$1,305.5
Less: AOCI	345.2	106.1
Total shareholder's equity excluding AOCI(5)	$1,320.2	$1,199.4

AOI(8)	$27.1	$25.0
Adjusted Operating ROE(5)(9)	8.2%	9.0%

Footnotes:

(1)	Fidelity & Guaranty Life’s fiscal year ends on September 30.

(2)
Net investment spread is a non-U.S. Generally Accepted Accounting Principles ("non-GAAP") financial measure that is the excess of net investment income earned over the sum of the interest credited to policyholders and cost of hedging our risk on fixed indexed annuity policies.

(3)	Non-GAAP financial measure. See the Non-GAAP Measures section below for additional information.

(4)
Average assets under management ("AAUM") is a non-GAAP measure that is the sum of (i) total invested assets at amortized cost, excluding derivatives; and including (ii) related party loans and investments and (iii) cash and cash equivalents at the end of each month in the period divided by the number of months in the period.

(5)	Prior year balance has been revised to reflect an immaterial prior year revision. For additional details, see FGL's September 30, 2014 Form 10-K.

(6)
Book value per share, excluding AOCI, is a non-GAAP measure that is calculated by dividing total book value (excluding AOCI) at the end of the period by total number of shares of common stock outstanding.

(7)	Book value per diluted share, excluding AOCI, is a non-GAAP measure that eliminates the impact of AOCI to remove fair value fluctuations of the available-for-sale portfolio due to market volatility.

(8)	See table on page 3 for reconciliation of net income to AOI for the 2015 and 2014 fiscal quarters

(9)
Adjusted Operating Return on Equity ("Adjusted Operating ROE") is a non-GAAP measure that is calculated by dividing AOI by total average equity (excluding AOCI). Average equity (excluding AOCI) is the average of the beginning and ending equity (excluding AOCI) for the period.

Non-GAAP Measures
Management believes that certain non-GAAP financial measures may be useful in certain instances to provide additional meaningful comparisons between current results and results in prior operating periods. Reconciliations of such measures to the most comparable GAAP measures are included herein.
AOI is calculated by adjusting net income to eliminate (i) the impact of net investment gains, excluding gains and losses on derivatives and including OTTI losses recognized in operations, (ii) the effect of changes in the rates used to discount the FIA embedded derivative liability, (iii) the effect of change in fair value of reinsurance related embedded derivative, (iv) the effect of class action litigation reserves and (v) residual net income of distributed subsidiaries we no longer own. All adjustments to AOI are net of the corresponding VOBA, DAC and income tax impact related to these adjustments as appropriate. While these adjustments are an integral part of the overall performance of FGL, market conditions impacting these items can overshadow the underlying performance of the business. Accordingly, we believe using a measure which excludes their impact is effective in analyzing the trends of our operations. Our non-GAAP measures may not be comparable to similarly titled measures of other organizations because other organizations may not calculate such non-GAAP measures in the same manner as we do.
In the second quarter of 2014, we revised our definition of AOI from a pre-tax basis to an after-tax basis to better reflect the basis on which the performance of our business is internally assessed. AOI now includes interest expense and an effective tax rate of 35% is now applied to reconciling items made to net income. All prior periods presented have been revised to reflect this new definition. Additionally, during the second quarter of 2014 we revised our definition of AOI to exclude the effect of class action litigation reserves, net of the corresponding VOBA, DAC and income tax impact related to these adjustments. This change has been reflected in the current period calculation. Lastly, during the second quarter of 2014 we revised our definition of AOI to exclude residual net income of distributed subsidiaries; specifically the portion of Front Street Re income not already accounted for in the AOI adjustments above. From the inception of the reinsurance treaty on December 31, 2012 through August 9, 2013, Front Street Re was a fully consolidated subsidiary of FGL. On August 9, 2013 in preparation for the IPO, FGL distributed this subsidiary to its parent company. Adjusting for this distribution provides a better view of the underlying performance of FGL as it is now structured post-IPO.
Annuity sales are not derived from any specific U.S. GAAP income statement accounts or line items and should not be viewed as a substitute for any financial measure determined in accordance with U.S. GAAP. For U.S. GAAP purposes annuity sales are recorded as deposit liabilities (i.e. contract holder funds). Management believes that presentation of sales as measured for management purposes enhances the understanding of our business and helps depict longer term trends that may not be apparent in the results of operations due to the timing of sales and revenue recognition.
While management believes that non-GAAP measurements are useful supplemental information, such adjusted results are not intended to replace GAAP financial results and should be read in conjunction with those GAAP results.
Conference Call and Financial Supplement Information
This press release and the first quarter 2015 financial supplement will be posted on the company’s website.
Fidelity & Guaranty Life will conduct a conference call on Thursday, February 5, 2015 at 9:00 a.m. Eastern Time to discuss the quarter’s results. Dial-in information for the call is toll-free 1-888-346-2619 (International: 1-412-902-4255). An audio replay will be available until February 26, 2015. The replay access information is toll-free 1-877-344-7529 (International: 1-412-317-0088), conference ID number 10058808. The replay will be available approximately two hours after the completion of the live earnings call.
About Fidelity & Guaranty Life
Fidelity & Guaranty Life, an insurance holding company, helps middle-income Americans prepare for retirement. Through its subsidiaries, the company offers fixed annuity and life insurance products distributed by independent agents through an established network of independent marketing organizations. Fidelity & Guaranty Life, headquartered in Des Moines, Iowa, trades on the New York Stock Exchange under the ticker symbol FGL. For more information, please visit www.fglife.com.
Forward Looking Statements
"Safe Harbor" Statement Under the Private Securities Litigation Reform Act of 1995: This document contains, and certain oral statements made by our representatives from time to time may contain, forward-looking statements, including those statements regarding our subsidiaries' ability to pay dividends. Such statements are subject to risks and uncertainties that could cause actual results, events and developments to differ materially from those set forth in, or implied by, such statements. These statements are based on the beliefs and assumptions of FGL's management and the management of FGL's subsidiaries (including target businesses). Generally, forward-looking statements include information concerning possible or assumed future distributions from subsidiaries, other actions, events, results, strategies and expectations and are generally identifiable by use of the words "believes," "expects," "intends," "anticipates," "plans," "seeks," "estimates," "projects," "may," "will," "could," "might," or "continues" or similar expressions. Factors that could cause actual results, events and developments to differ include, without limitation:  the accuracy of FGL's assumptions and estimates; FGL's and its insurance subsidiaries' ability to maintain or improve financial strength ratings; FGL's ability to manage its business in a highly regulated industry; regulatory changes or actions; the impact of FGL's reinsurers failing to meet their assumed obligations; restrictions on FGL's ability to use captive reinsurers; the impact of interest rate fluctuations; changes in the federal income tax laws and regulations; litigation (including class action litigation), enforcement investigations or regulatory scrutiny; the performance of third parties; the loss of key personnel; telecommunication, information technology and other operational systems failures; the continued availability of capital; new accounting rules or changes to existing accounting rules; general economic conditions; FGL's ability to protect its intellectual property; the ability to maintain or obtain approval of the Iowa Insurance Department and other regulatory authorities as required for FGL's operations; and other factors discussed in FGL's filings with the SEC including its Form 10-K for the year ended September 30, 2014, which can be found at the SEC's website www.sec.gov.
All forward-looking statements described herein are qualified by these cautionary statements and there can be no assurance that the actual results, events or developments referenced herein will occur or be realized. FGL does not undertake any obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operation results.

Investor Contact:
Lisa Foxworthy-Parker
Fidelity & Guaranty Life
Lisa.Parker@fglife.com
515-330-3307
443-310-1688

Media Contact:
Sard Verbinnen & Co
Jamie Tully or David Millar, 212-687-8080

Source: Fidelity & Guaranty Life